RLHC Reports Second Quarter 2016 Results

Systemwide Same Store RevPAR Increases 4.3%
Achieves Strong EBITDA Growth

SPOKANE, Wash., August 2, 2016 - (GLOBE NEWSWIRE) -- Red Lion Hotels Corporation (“RLHC" or the "company”) (NYSE:RLH), a growing hospitality company that operates and franchises upscale, midscale and economy hotels, today reported second quarter 2016 results.

Highlights Second Quarter 2016

•	Systemwide same store RevPAR grew 4.3%

•	Total revenues increased 23% year-over-year

•	Consolidated net income increased to $0.2 million from a net loss of $1.9 million in 2015; EPS was $0.01 in 2016 – an increase of $0.11 year-over-year

•	Adjusted EBITDA grew 45% year-over-year

•	Opened two new franchise hotels and one company operated hotel in the second quarter

•	Launched Hello Rewards App with Keyless Entry & announced innovative Wi-Fi Customer Affinity Program

RLHC President and Chief Executive Officer Greg T. Mount stated, “RLHC delivered another strong quarter of RevPAR growth across all of our segments and ahead of comparable industry segments. The success of our initiatives is improving our EBITDA, and we are encouraged by the revenue gains in our franchise operations. The majority of the renovations in our joint venture hotels are substantially complete and we anticipate improved productivity from these repositioned hotels. The fundamental changes we have initiated over a year ago have equipped RLHC to perform well in a challenging lodging environment. We are well positioned to pursue various growth avenues and remain on track to meeting our goal of 100 hotels in 100 weeks.”

Second Quarter 2016 Results
Franchise hotels revenue reached $4.1 million, up 28% compared to the second quarter of 2015. Segment operating income for the quarter improved significantly to 13.7% versus 0.9% in the same period of 2015.
Comparable revenue from company operated hotels was $28.5 million, flat, compared to the same period a year ago. RevPAR for company operated hotels increased 1.5%, generated primarily by a 1.0% increase in rate and occupancy increase of 40 basis points. RevPAR was adversely impacted by our extensive renovations and upgrade activities at our company operated hotels. Comparable company operated hotel gross profit was $10.0 million, comparable to $10.1 million in the prior year. Systemwide same store midscale RevPAR grew 3.5%. Outperforming the industry, same store franchised economy RevPAR increased 7.7%, and same store franchised midscale increased 6.0%.

Entertainment revenue for the second quarter was $7.0 million compared with $2.1 million in the prior year period, increasing more than 240% year over year. Segment operating income was $0.9 million versus a loss of $0.3 million in the second quarter of 2015. The strong results in the Entertainment segment were driven by high demand for The Book of Mormon, which debuted in Hawaii for a limited production run and ended in early May. The company does not anticipate the pace of revenue contribution from its Entertainment segment to continue into the second half of 2016.
Consolidated net income attributable to RLHC in the second quarter of 2016 was $0.2 million compared to net loss of $1.9 million in the same period a year ago. Net income per share for the second quarter of 2016 was $0.01 versus net loss per share of $0.10 for the prior year period.
After adjusting for special items, adjusted net income per share for the second quarter 2016 was $0.04 versus an adjusted loss per share of $0.02 in 2015. Total company Adjusted EBITDA for the second quarter was $6.4 million compared to $4.4 million in the prior year period.

Balance Sheet
At June 30, 2016, the company had $27.4 million in cash and cash equivalents, $10.0 million in restricted cash and $12.7 million in short-term investments. Additionally, the company had consolidated long-term debt of $100.4 million, borrowed by the company’s joint venture entities.
Capital expenditures for the six months ended June 30, 2016, totaled $21.0 million; the majority of which was funded with proceeds from debt financing associated with the company’s joint ventures.

Brand Portfolio Developments
Since the first quarter earnings release, RLHC enjoyed accretive additions to its brand portfolio that included openings, new franchises, conversions from non-RLHC brands and conversions from Red Lion Hotels to Hotel RLs within the system. The announced changes are listed below.
Additions to the portfolio include the following:

•	Executed Red Lion Inn & Suites, Fargo, North Dakota – Conversion, Franchise

•	Opened Red Lion Hotel, Jacksonville, Florida – Conversion, Franchise

•	Opened Red Lion Inn & Suites, Susanville, California – Conversion, Franchise

•	Opened Red Lion Hotel, Atlanta, Georgia – Conversion, Joint Venture

•	Executed Hotel RL, Houston, Texas – New Build, Franchise

•	Executed Red Lion Hotel & Convention Center, Billings, Montana – Conversion, Franchise

•	Opened Red Lion Inn & Suites, Hattiesburg, Mississippi – Conversion, Franchise

•	Opened Hotel RL, Olympia, Washington – Brand conversion from a Red Lion Hotel, Joint Venture

•	Opened Hotel RL, Salt Lake, Utah – Brand conversion from a Red Lion Hotel, Joint Venture

•	Opened Hotel RL, Spokane, Washington – Brand conversion from a Red Lion Hotel, Joint Venture, grand opening coming up on August 17th

Subsequent Events
On August 1st, the company filed a Universal Shelf Registration on Form S-3 with the Securities and Exchange Commission in the amount of $100 million. The company, who has been shelf-eligible, has never had a shelf filing in place. Management and the Board of Directors collectively decided that going forward RLHC should have an active shelf registration as a best practice for the company, which will provide it optionality and flexibility to support growth initiatives over time.

2016 Outlook
The company is reiterating the following financial guidance for full year 2016, based on the outlook for the markets in which they operate, and its current expectations:

•	EBITDA is expected to be between $17 to $20 million

•	Capital expenditures to range from $25 to $35 million, primarily funded at the joint venture level

•	Addition of 25 to 35 hotels to the system-wide portfolio

The company is revising its full year 2016 RevPAR guidance for comparable company operated hotels to increase 2% to 4% over 2015.

The company is introducing full year 2016 RevPAR guidance for systemwide same store to increase 2.5% to 4.5% over 2015. Systemwide same store RevPAR in 2015 was $51.95.

Conference Call Information
The company will conduct a conference call on August 2, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), to discuss the results for interested investors, analysts and portfolio managers. Hosting the call will be President and Chief Executive Officer Greg Mount and Vice President and Interim Chief Financial Officer David Wright.
To participate in the conference call, please dial the following number ten minutes prior to the scheduled time: (877) 407-8289. International callers should dial (201) 689-8341.
This conference call will also be webcast live on www.redlion.com in the Investor Relations section of the website. To listen to the live call, please go to the RLHC website at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available at 3:30 p.m. Pacific Time on August 2, 2016 through August 16, 2016, at (877) 660-6853 or (201) 612-7415 (International), using access code 13640744. The replay will also be available shortly after the call on the RLHC website.

About RLHC
Red Lion Hotels Corporation, established in 1959, is a national hospitality company primarily engaged in the franchising, management and ownership of upscale, midscale and economy hotels under the Hotel RL, Red Lion Hotel, Red Lion Inn & Suites, GuestHouse and Settle Inn brands. The company also owns and operates an entertainment and event ticket distribution business under the brand name TicketsWest. For more information, please visit the company's website at www.redlion.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, economic cycles; international conflicts; changes in future demand and supply for hotel rooms; competitive conditions in the lodging industry; relationships with franchisees and properties; impact of government regulations; ability to obtain financing; changes in energy, healthcare, insurance and other operating expenses; ability to sell non-core assets; ability to locate lessees for rental property; dependency upon the ability and experience of executive officers and ability to retain or replace such officers as well as other matters discussed in the company's annual report on Form 10-K for the year ended December 31, 2015, and in other documents filed by the company with the Securities and Exchange Commission.

Investor Relations Contact
Evelyn Infurna
O: 203-682-8265
C: 203-856-2088
Investor.relations@redlion.com

Red Lion Hotels Corporation
Consolidated Statements of Operations
(unaudited)
($ in thousands, except footnotes and per share amounts)

	Three Months Ended June 30,
	2016	2015	$ Change	% Change
Revenue:
Company operated hotels	$32,209	$30,348	$1,861	6.1
Other revenues from managed properties	1,580	964	616	n/m
Franchised hotels	4,131	3,229	902	27.9
Entertainment	7,047	2,060	4,987	242.1
Other	12	12	—	—
Total revenues	44,979	36,613	8,366	22.8
Operating expenses:
Company operated hotels	24,072	22,218	1,854	8.3
Other costs from managed properties	1,580	964	616	n/m
Franchise	3,464	3,031	433	14.3
Entertainment	6,140	2,249	3,891	173.0
Other	9	9	—	—
Depreciation and amortization	4,037	3,144	893	28.4
Hotel facility and land lease	1,185	1,594	(409)	(25.7)
Gain on asset dispositions, net	(512)	(88)	(424)	481.8
General and administrative expenses	2,695	2,800	(105)	(3.8)
Total operating expenses	42,670	35,921	6,749	18.8
Operating income (loss)	2,309	692	1,617	233.7
Other income (expense):
Interest expense	(1,487)	(1,738)	251	14.4
Loss on early retirement of debt	—	—	—	n/m
Other income, net	(166)	35	(201)	(574.3)
Total other income (expense)	(1,653)	(1,703)	50	(2.9)
Income (loss) before taxes	656	(1,011)	1,667	(164.9)
Income tax expense (benefit)	34	(25)	59	n/m
Net income (loss)	622	(986)	1,608	(163.1)
Net (income) loss attributable to noncontrolling interests	(459)	(936)	477	n/m
Net income (loss) attributable to RLHC	$163	$(1,922)	$2,085	108.5%

Earnings per share - basic
Net income (loss) attributable to RLHC	$0.01	$(0.10)
Earnings per share - diluted
Net income (loss) attributable to RLHC	$0.01	$(0.10)
Weighted average shares - basic	20,155	19,955
Weighted average shares - diluted	20,649	19,955

Non-GAAP Financial Measures(1)
EBITDA	$6,180	$3,871	$2,309	59.6
Adjusted EBITDA	$6,423	$4,434	$1,989	44.9
Adjusted net income (loss)	$865	$(423)	$1,288	304.5

(1) The definitions of "EBITDA", "Adjusted EBITDA" and Adjusted net income (loss) and how those measures relate to net income (loss) are discussed further in this release under Non-GAAP Financial Measures.

Red Lion Hotels Corporation
Consolidated Statements of Operations
(unaudited)
($ in thousands, except footnotes and per share amounts)

	Six Months Ended June 30,
	2016	2015	$ Change	% Change
Revenue:
Company operated hotels	$56,358	$54,120	$2,238	4.1
Other revenues from managed properties	2,766	1,127	1,639	n/m
Franchised hotels	7,427	5,322	2,105	39.6
Entertainment	11,078	5,736	5,342	93.1
Other	25	23	2	8.7
Total revenues	77,654	66,328	11,326	17.1
Operating expenses:
Company operated hotels	45,672	43,139	2,533	5.9
Other costs from managed properties	2,766	1,127	1,639	n/m
Franchise	6,820	5,407	1,413	26.1
Entertainment	9,577	5,375	4,202	78.2
Other	21	17	4	23.5
Depreciation and amortization	7,540	6,119	1,421	23.2
Hotel facility and land lease	2,346	3,195	(849)	(26.6)
Gain on asset dispositions, net	(629)	(16,503)	15,874	96.2
General and administrative expenses	5,751	5,126	625	12.2
Total operating expenses	79,864	53,002	26,862	50.7
Operating income (loss)	(2,210)	13,326	(15,536)	(116.6)
Other income (expense):
Interest expense	(2,948)	(3,240)	292	9.0
Loss on early retirement of debt	—	(1,159)	1,159	n/m
Other income, net	52	306	(254)	(83.0)
Total other income (expense)	(2,896)	(4,093)	1,197	(29.2)
Income (loss) before taxes	(5,106)	9,233	(14,339)	(155.3)
Income tax expense (benefit)	92	87	5	n/m
Net income (loss)	(5,198)	9,146	(14,344)	(156.8)
Net (income) loss attributable to noncontrolling interest	562	(906)	1,468	n/m
Net income (loss) attributable to RLHC	$(4,636)	$8,240	$(12,876)	(156.3)%

Earnings per share - basic
Net income (loss) attributable to RLHC	$(0.23)	$0.41
Earnings per share - diluted
Net income (loss) attributable to RLHC	$(0.23)	$0.41
Weighted average shares - basic	20,121	19,926
Weighted average shares - diluted	20,121	20,116

Non-GAAP Financial Measures(1)
EBITDA	$5,382	$18,592	$(13,210)	(71.1)
Adjusted EBITDA	$5,753	$4,514	$1,239	27.4
Adjusted net income (loss)	$(4,827)	$(4,932)	$105	2.1

(1) The definitions of "EBITDA", "Adjusted EBITDA" and Adjusted net income (loss) and how those measures relate to net income (loss) are discussed further in this release under Non-GAAP Financial Measures.

Red Lion Hotels Corporation
Consolidated Balance Sheets
(unaudited)
($ in thousands, except per share data)

	June 30, 2016	December 31, 2015
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$27,426	$23,898
Restricted cash	10,048	11,304
Short-term investments	12,695	18,085
Accounts receivable, net	10,513	8,164
Notes receivable, net	1,214	929
Inventories	658	721
Prepaid expenses and other	2,779	2,149
Assets held for sale	3,942	—
Total current assets	69,275	65,250
Property and equipment, net	204,959	195,390
Goodwill	8,512	8,512
Intangible assets	15,291	15,301
Notes receivable, long term	1,658	1,676
Other assets, net	1,230	1,089
Total assets	$300,925	$287,218
LIABILITIES
Current liabilities:
Accounts payable	$13,974	$9,263
Accrued payroll and related benefits	3,969	6,163
Other accrued entertainment expenses	9,021	9,211
Other accrued expenses	4,359	3,225
Long-term debt, due within one year	5,838	—
Total current liabilities	37,161	27,862
Long-term debt, due after one year, net of discount	94,531	87,557
Deferred income and other long term liabilities	1,428	1,326
Deferred income taxes	2,940	2,872
Total liabilities	136,060	119,617
Commitments and contingencies
STOCKHOLDERS’ EQUITY
RLHC stockholders' equity
Preferred stock- 5,000,000 shares authorized; $0.01 par value; no shares issued or outstanding	—	—
Common stock - 50,000,000 shares authorized; $0.01 par value; 20,176,911 and 20,051,145 shares issued and outstanding	202	201
Additional paid-in capital, common stock	145,504	143,901
Retained earnings (accumulated deficit)	(14,746)	(10,110)
Total RLHC stockholders' equity	130,960	133,992
Noncontrolling interest	33,905	33,609
Total stockholders’ equity	164,865	167,601
Total liabilities and stockholders’ equity	$300,925	$287,218

RED LION HOTELS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Six Months Ended June 30, 2016 and 2015

	Six Months Ended
	June 30,
	2016	2015
	(In thousands)
Operating activities:
Net income (loss)	$(5,198)	$9,146
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	7,540	6,119
Amortization of debt issuance costs	593	325
Gain on disposition of property, equipment and other assets, net	(629)	(16,503)
Loss on early retirement of debt	—	1,074
Deferred income taxes	68	38
Equity in investments	(171)	100
Stock based compensation expense	1,268	478
Provision for doubtful accounts	175	252
Change in current assets and liabilities:
Restricted cash for interest payments and other	(763)	(7,281)
Accounts receivable	(2,470)	(1,387)
Notes receivable	(45)	(177)
Inventories	63	1
Prepaid expenses and other	(717)	(174)
Accounts payable	3,308	2,684
Accrued other liabilities	(914)	4,022
Net cash used in operating activities	2,108	(1,283)
Investing activities:
Capital expenditures	(19,638)	(7,782)
Proceeds from sale of intellectual property	393	—
Purchase of GuestHouse International assets	—	(8,855)
Proceeds from disposition of property and equipment	2	37,729
Collection of notes receivable related to property sales	52	3,492
Advance of note receivable	(328)	(27)
Sales of short-term investments	5,390	—
Change in restricted cash for property improvements	2,019	—
Other, net	78
Net cash provided by (used in) investing activities	(12,032)	24,557
Financing activities:
Borrowings on long-term debt	12,325	67,543
Repayment of long-term debt	—	(30,528)
Debt issuance costs	(67)	(3,203)
Proceeds from sale of interests in joint ventures	3,194	19,071
Distributions to noncontrolling interest	(1,797)	—
Stock based compensation awards withheld for tax liability	(271)	—
Other, net	68	49
Net cash provided by financing activities	13,452	52,932

Change in cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	3,528	76,206
Cash and cash equivalents at beginning of period	23,898	5,126
Cash and cash equivalents at end of period	$27,426	$81,332

Red Lion Hotels Corporation
Additional Hotel Statistics
(unaudited)

Systemwide Hotels as of June 30, 2016	Hotels	Rooms
Company operated hotels
Majority owned and consolidated	15	3,007
Leased and consolidated	4	867
Managed	3	684
Franchised hotels	92	9,980
Total systemwide	114	14,538

Comparable Hotel Statistics(1)
	For the three months ended June 30,
	2016				2015
	Average Occupancy(2)		ADR (3)	RevPAR (4)	Average Occupancy(2)	ADR (3)	RevPAR (4)
Company operated hotels
Midscale	74.7%		$97.63	$72.97	74.3%	$96.70	$71.88
Franchised hotels
Midscale	65.1%		$93.60	$60.92	66.0%	$87.06	$57.45
Economy (pro forma) (5)	60.1%		$68.22	$41.01	56.3%	$67.66	$38.09
Systemwide
Midscale	69.9%		$95.76	$66.96	70.2%	$92.18	$64.68
Economy (pro forma) (5)	60.1%		$68.22	$41.01	56.3%	$67.66	$38.09
Total Systemwide	67.0%		$88.28	$59.11	66.0%	$85.87	$56.66

Change from prior comparative period:	Average Occupancy(2)		ADR (3)	RevPAR (4)
Company operated hotels
Midscale	40	bps	1.0%	1.5%
Franchised hotels
Midscale	(90)	bps	7.5%	6.0%
Economy (pro forma) (5)	380	bps	0.8%	7.7%
Systemwide
Midscale	(30)	bps	3.9%	3.5%
Economy (pro forma) (5)	380	bps	0.8%	7.7%
Total Systemwide	100	bps	2.8%	4.3%

(1)
Certain operating results for the periods included in this report are shown on a comparable hotel basis. With the exception of pro forma economy hotels, comparable hotels are defined as hotels that were in the system for at least one full calendar year as of the beginning of the current period under materially similar operations.

(2)
Average occupancy represents total paid rooms divided by total available rooms. Total available rooms represents the number of rooms available multiplied by the number of days in the reported period and includes rooms taken out of service for renovation.

(3)	Average daily rate ("ADR") represents total room revenues divided by the total number of paid rooms occupied by hotel guests.
(4)	Revenue per available room ("RevPAR") represents total room and related revenues divided by total available rooms.
(5)
We acquired the franchise license agreements of GuestHouse International and Settle Inn & Suites properties on April 30, 2015. Results presented prior to that date are attributable to and provided by the prior owner.

Comparable Hotel Statistics(1)
	For the six months ended June 30,
	2016				2015
	Average Occupancy(2)		ADR (3)	RevPAR (4)	Average Occupancy(2)	ADR (3)	RevPAR (4)
Company operated hotels
Midscale	67.7%		$93.43	$63.25	67.0%	$93.13	$62.37
Franchised hotels
Midscale	59.7%		$89.12	$53.21	58.3%	$85.46	$49.85
Economy (pro forma) (5)	53.1%		$65.46	$34.79	49.8%	$65.54	$32.65
Systemwide
Midscale	63.7%		$91.42	$58.25	62.7%	$89.57	$56.12
Economy (pro forma) (5)	53.1%		$65.46	$34.79	49.8%	$65.54	$32.65
Total Systemwide	60.5%		$84.52	$51.15	58.8%	$83.49	$49.11

Change from prior comparative period:	Average Occupancy(2)		ADR (3)	RevPAR (4)
Company operated hotels
Midscale	70	bps	0.3%	1.4%
Franchised hotels
Midscale	140	bps	4.3%	6.7%
Economy (pro forma) (5)	330	bps	-0.1%	6.6%
Systemwide
Midscale	100	bps	2.1%	3.8%
Economy (pro forma) (5)	330	bps	(0.1)%	6.6%
Total Systemwide	170	bps	1.2%	4.2%

(1)
Certain operating results for the periods included in this report are shown on a comparable hotel basis. With the exception of pro forma economy hotels, comparable hotels are defined as hotels that were in the system for at least one full calendar year as of the beginning of the current period under materially similar operations.

(2)
Average occupancy represents total paid rooms divided by total available rooms. Total available rooms represents the number of rooms available multiplied by the number of days in the reported period and includes rooms taken out of service for renovation.

(3)	Average daily rate ("ADR") represents total room revenues divided by the total number of paid rooms occupied by hotel guests.
(4)	Revenue per available room ("RevPAR") represents total room and related revenues divided by total available rooms.
(5)
We acquired the franchise license agreements of GuestHouse International and Settle Inn & Suites properties on April 30, 2015. Results presented prior to that date are attributable to and provided by the prior owner.

Red Lion Hotels Corporation
Comparable Operations and Data From Operations
(unaudited)
($ in thousands)

Certain operating results for the periods included in this report are shown on a comparable hotel basis. Comparable hotels are defined as properties that were operated by our company for at least one full calendar year as of the beginning of the current period other than hotels for which comparable results were not available. Comparable results excludes one hotel that was converted from owned to managed, one hotel that was converted from owned to franchised and one hotel that was closed. In addition, Hotel RL Baltimore, Hotel RL Washington DC, and Red Lion Hotel Atlanta International Airport are excluded as these properties have not been open since the beginning of both comparable periods.

We utilize these comparable measures because management finds them a useful tool to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core, ongoing operations. We believe they are a complement to reported operating results. Comparable operating results are not intended to represent reported operating results defined by generally accepted accounting principles in the United States ("GAAP"), and such information should not be considered as an alternative to reported information or any other measure of performance prescribed by GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Company operated hotel revenue	$32,209	$30,348	$56,358	$54,120
less: revenue from sold and closed hotels	—	(1,484)	—	(3,612)
less: revenue from hotels without comparable results	(3,700)	(285)	(6,012)	(317)
Comparable company operated hotel revenue	$28,509	$28,579	$50,346	$50,191

Company operated hotel operating expenses	$24,072	$22,218	$45,672	$43,139
less: hotel divisional general and administrative expenses	(2,756)	(2,304)	(6,053)	(5,264)
less: operating expenses from sold and closed hotels	—	(1,083)	—	(2,921)
less: operating expenses from hotels without comparable results	(2,760)	(313)	(4,865)	(392)
Comparable company operated hotel operating expenses	$18,556	$18,518	$34,754	$34,562

Company operated hotel direct operating profit	$8,137	$8,130	$10,686	$10,981
less: hotel divisional general and administrative expenses	2,756	2,304	6,053	5,264
less: operating profit from sold and closed hotels	—	(401)	—	(691)
less: operating profit from hotels without comparable results	(940)	28	$(1,147)	$75
Comparable company operated hotel direct profit	$9,953	$10,061	$15,592	$15,629
Comparable company operated hotel direct margin %	34.9%	35.2%	31.0%	31.1%

Red Lion Hotels Corporation
Reconciliation of Non-GAAP Measures
(unaudited)
($ in thousands)

EBITDA is defined as net income (loss), before interest, taxes, depreciation and amortization. We believe it is a useful financial performance measure due to the significance of our long-lived assets and level of indebtedness.
Adjusted EBITDA and Adjusted net income (loss) are additional measures of financial performance. We believe that the inclusion or exclusion of certain special items, such as gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results.
EBITDA, Adjusted EBITDA and Adjusted net income (loss) are commonly used measures of performance in the industry. We utilize these measures because management finds them a useful tool to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core, ongoing operations. We believe they are a complement to reported operating results. EBITDA, Adjusted EBITDA and Adjusted net income (loss) are not intended to represent net income (loss) defined by generally accepted accounting principles in the United States ("GAAP"), and such information should not be considered as an alternative to reported information or any other measure of performance prescribed by GAAP. In addition, other companies in our industry may calculate EBITDA and in particular Adjusted EBITDA and Adjusted net income (loss) differently than we do or may not calculate them at all, limiting the usefulness of EBITDA, Adjusted EBITDA and Adjusted net income (loss) as comparative measures.

The following is a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) for the periods presented:

		Three Months Ended June 30,		Six Months Ended June 30,
		2016	2015	2016	2015
Net income (loss)		$622	$(986)	$(5,198)	$9,146
	Depreciation and amortization	4,037	3,144	7,540	6,119
	Interest expense	1,487	1,738	2,948	3,240
	Income tax expense (benefit)	34	(25)	92	87
EBITDA		$6,180	$3,871	$5,382	$18,592
	Gain on asset dispositions (1)	(393)	—	(393)	(16,362)
	Loss on early retirement of debt (2)	—	—	—	1,159
	Lease termination costs (3)	—	563	—	1,125
	Reserve for environmental cleanup (4)	—	—	128	—
	Transition and other costs (5)	636	—	636	—
Adjusted EBITDA		$6,423	$4,434	$5,753	$4,514

(1)
In the second quarter of 2016, we recorded a gain on sale of intellectual property, net of brokerage fees, of $0.4 million. In the first quarter of 2015, we recorded $16.4 million in gain on the sales of the Bellevue and Wenatchee properties. These amounts are included in the line item "Gain on asset dispositions, net" on the accompanying consolidated statements of operations.

(2)	In the first quarter of 2015, we recorded $1.2 million in loss on the early retirement of debt.
(3)
In the fourth quarter of 2014, we amended the lease for the Red Lion Hotel Vancouver at the Quay and recorded $0.6 million of additional amortized lease termination fees in the first and second quarters of 2015.

(4)	In the first quarter of 2016, a reserve account was recorded for environmental cleanup at one of our hotel properties.
(5)
The costs recorded in the second quarter of 2016 consisted primarily of expenses associated with the separation of the former Executive Vice President and Chief Financial Officer and other legal and consulting services associated with the CFO transition and other non-recurring transaction costs.

Red Lion Hotels Corporation
Reconciliation of Adjusted Net Income (Loss) to Net Income (Loss)
(unaudited)
($ in thousands)

The following is a reconciliation of adjusted net income to net income (loss) for the periods presented:

		Three Months Ended June 30,		Six Months Ended June 30,
		2016	2015	2016	2015
Net income (loss)		$622	$(986)	$(5,198)	$9,146
	Gain on asset dispositions (1)	(393)	—	(393)	(16,362)
	Loss on early retirement of debt (2)	—	—	—	1,159
	Lease termination costs (3)	—	563	—	1,125
	Reserve for environmental cleanup (4)	—	—	128	—
	Transition and other costs (5)	636	—	636	—
Adjusted net income (loss)		$865	$(423)	$(4,827)	$(4,932)

Adjusted net income (loss) per share		$0.04	$(0.02)	$(0.24)	$(0.25)
Weighted average shares - basic		20,155	19,955	20,121	19,926
Weighted average shares - diluted		20,649	19,955	20,121	20,116

(1)
In the second quarter of 2016, we recorded a gain on sale of intellectual property, net of brokerage fees, of $0.4 million. In the first quarter of 2015, we recorded $16.4 million in gain on the sales of the Bellevue and Wenatchee properties. These amounts are included in the line item "Gain on asset dispositions, net" on the accompanying consolidated statements of operations.

(2)	In the first quarter of 2015, we recorded $1.2 million in loss on the early retirement of debt.
(3)
In the fourth quarter of 2014, we amended the lease for the Red Lion Hotel Vancouver at the Quay and recorded $0.6 million of additional amortized lease termination fees in the first and second quarters of 2015.

(4)	In the first quarter of 2016, a reserve account was recorded for environmental cleanup at one of our hotel properties.
(5)
The costs recorded in the second quarter of 2016 consisted primarily of expenses associated with the separation of the former Executive Vice President and Chief Financial Officer and other legal and consulting services associated with the CFO transition and other non-recurring transaction costs.